SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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JNL Series Trust
(Name of Registrant As Specified In Its Charter)

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1 Corporate Way Lansing, MI 48951 517/381-5500

Dear Variable Annuity and Variable Life Contract Owners:

Although you are not a shareholder of JNL Series Trust (the “Trust”), your purchase payments and the earnings on such purchase payments under your variable contracts (“Variable Contracts”) issued by Jackson National Life Insurance Company (“Jackson National”) or Jackson National Life Insurance Company of New York (“Jackson National NY”) are invested in sub-accounts of separate accounts established by Jackson National or Jackson National NY that, in turn, are invested in shares of one or more of the series of the Trust. References to shareholders in the enclosed information statement for the Trust (the “Information Statement”) may be read to include you as an owner of a Variable Contract.

At a meeting held on May 27-29, 2026, the Board of Trustees (the “Board”) of the Trust approved a sub-adviser change for one of the strategies, or sleeves, of the JNL Multi-Manager Emerging Markets Equity Fund (the “Fund”), a series of the Trust: the replacement of Kayne Anderson Rudnick Investment Management, LLC (“KAR”) with Lazard Asset Management LLC (“Lazard”) for the portion of assets of the Fund sub-advised by KAR (the “KAR Strategy”), effective June 8 2026 (the “Sub-Adviser Change”). Effective June 8, 2026, the KAR Strategy became the “Lazard Strategy.”

Enclosed please find the Trust’s Information Statement regarding the Sub-adviser Change. The Information Statement is furnished to shareholders of the Fund on behalf of the Board of the Trust, a Massachusetts business trust, located at 1 Corporate Way, Lansing, Michigan 48951.

The Trust has filed a supplement to the registration statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, for the Trust to reflect the changes discussed in this Information Statement.

PLEASE NOTE THAT WE ARE NOT ASKING YOU FOR VOTING INSTRUCTIONS, AND YOU ARE REQUESTED NOT TO SEND US VOTING INSTRUCTIONS.

If you have any questions regarding any of the changes described in the Information Statement, please call one of the following numbers on any business day: 1-800-644-4565 (Jackson National Service Center) or 1-800-599-5651 (Jackson National NY Service Center), write to JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or visit: www.jackson.com.

Sincerely,
Mark D. Nerud
President, Chief Executive Officer, and Trustee
JNL Series Trust

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

July 10, 2026

This communication presents only an overview of the full Information Statement that is available to you on the internet relating to the JNL Multi-Manager Emerging Markets Equity Fund (the “Fund”), a series of JNL Series Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for review:

JNL Multi-Manager Emerging Markets Equity Fund

The Information Statement details a recent sub-adviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) approved the appointment of Lazard Asset Management LLC to replace Kayne Anderson Rudnick Investment Management, LLC (“KAR”) as sub-adviser for the portion of the Fund’s asset sub-advised by KAR. This change was effective on June 8, 2026. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (“SEC”) that allows certain sub-adviser changes to be made without shareholder approval. The Manager of Managers Order instead requires that an Information Statement be sent to you. In lieu of physical delivery of the Information Statement, the Information Statement is available to you online.

All contract owners as of June 8, 2026, will receive this Notice. This Notice will be sent to contract owners on or about July 10, 2026. The full Information Statement will be available to view and print on the Trust’s website at https://www.jackson.com/information-statements/jnl_mm_emergingmktsequity_infostmt.html until October 7, 2026. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 1-800-644-4565 (Jackson National Service Center) or 1-800-599-5651 (Jackson National NY Service Center), or by writing to JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or by visiting: www.jackson.com.

If you want to receive a paper or email copy of the above listed document, you must request one. There is no charge to you for requesting a copy.

JNL Series Trust

JNL Multi-Manager Emerging Markets Equity Fund

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.	Introduction

JNL Series Trust (the “Trust”), a Massachusetts business trust, is an open-end investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (“1940 Act”). The Trust currently offers shares in 121 series (the “Funds”).

As investment adviser to the Funds, Jackson National Asset Management, LLC (“JNAM” or “Adviser”) selects, contracts with and compensates investment sub-advisers (the “Sub-Advisers”) to manage the investment and reinvestment of the assets of most of the Funds. While the Sub-Advisers are primarily responsible for the day-to-day portfolio management of the Funds, JNAM monitors the compliance of the Sub-Advisers with the investment objectives and related policies of those Funds and reviews the performance of the Sub-Advisers and reports on such performance to the Board of Trustees of the Trust (the “Board”). Jackson National Life Distributors LLC (“JNLD”), an affiliate of the Trust and of the Adviser, is the principal underwriter for the Trust. JNAM is an indirect, wholly owned subsidiary of Jackson Financial Inc. (“Jackson”), a leading provider of retirement products for industry professionals and their clients. Jackson and its affiliates offer variable, fixed and fixed index annuities designed for tax-efficient growth and distribution of retirement income for retail customers, as well as products for institutional investors.

At a meeting held on May 27-29, 2026 (the “May 2026 Board Meeting”), the Board, including the Trustees who are not “interested persons” as defined by the 1940 Act (the “Independent Trustees”), approved the replacement of Kayne Anderson Rudnick Investment Management, LLC (“KAR”) with Lazard Asset Management LLC (“Lazard”) as the Sub-Adviser to the KAR Strategy of the JNL Multi-Manager Emerging Markets Equity Fund (the “Fund”) (the “Sub-Adviser Change”) and also approved an amendment (the “Lazard Amendment”) to the Sub-Advisory Agreement between JNAM and Lazard (the “Lazard Sub-Advisory Agreement”) appointing Lazard as the Sub-Adviser for the KAR Strategy. Effective June 8, 2026, the KAR Strategy became the “Lazard Strategy.”

The purpose of this information statement (the “Information Statement”) is to provide you with information about the Sub-Adviser Change and the Lazard Amendment, effective June 8, 2026. The Fund is currently managed by four unaffiliated Sub-Advisers; KAR was one of those Sub-Advisers and provided day-to-day management for the KAR Strategy of the Fund. On June 8, 2026, Lazard replaced KAR as the Sub-Adviser for the KAR Strategy, which was renamed the Lazard Strategy, and Lazard began providing the day-to-day management for the Lazard Strategy of the Fund using Lazard’s investment process and strategy. There were no changes to the sub-advisory arrangements with the other Sub-Advisers for the Fund as a result of the Sub-Adviser Change.

This Information Statement is provided in lieu of a proxy statement pursuant to the terms of an exemptive order (the “Order”) that the Trust and its Adviser received from the U.S. Securities and Exchange Commission (the “SEC”). The Order permits JNAM to enter into sub-advisory agreements appointing Sub-Advisers that are not affiliates of the Adviser (other than by reason of serving as a Sub-Adviser to a Fund) without approval by the shareholders of the relevant Fund. The Adviser, therefore, is able to change unaffiliated Sub-Advisers from time to time, subject to Board approval, without the expense and delays associated with obtaining shareholder approval. However, a condition of this Order is that notice and certain information be sent to shareholders informing them of changes in Sub-Advisers.

Lazard, a New York limited liability company, is located at 30 Rockefeller Plaza, New York, New York 10112.

This Information Statement is being provided to shareholders of record for the Fund as of June 8, 2026. It will be mailed on or about July 10, 2026.

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II.	Changes to Principal Investment Strategies

Neither the Fund’s name nor its investment objective changed as a result of the Sub-Adviser Change.

The Fund’s principal investment strategies changed as a result of the Sub-Adviser Change. Effective June 8, 2026, the principal investment strategy for the Fund, and, in particular, the Lazard Strategy, are as follows:

Principal Investment Strategies. The Fund seeks to achieve its investment objective by investing, under normal circumstances, at least 80% of its assets (net assets plus the amount of any borrowings for investment purposes) in the equity securities of emerging markets companies.

The Fund considers a company to be in an emerging country or market if the company has been organized under the laws of, has its principal offices in, or has its securities principally traded in, the emerging country or market, or if the company derives at least 50% of its revenues, net profits or incremental revenue growth (typically over the past five years) from, or has at least 50% of assets or production capacities in, the emerging country or market.

Emerging market countries include, but are not limited to all countries represented by the Morningstar® Emerging Markets Index℠ (the “Index”). The Index includes, but is not limited to, the following countries: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Kuwait, Malaysia, Mexico, Peru, Philippines, Qatar, Saudi Arabia, South Africa, South Korea, Taiwan, Thailand, Turkey, and United Arab Emirates. Other countries that are not represented by the Index may also be considered emerging if they are not defined as developed by Morningstar. Emerging markets may also be countries with low to middle income economies as classified by the World Bank.

The Fund generally invests in securities of companies located in different regions and in at least three different countries. The Fund may concentrate, or invest a significant portion of its assets, in the securities of companies in one or a few countries or regions.

The Fund may also invest in A Shares of companies based in the People’s Republic of China (“China”) that trade on the Shanghai Stock Exchange and the Shenzhen Stock Exchange through the Shanghai – Hong Kong and Shenzhen – Hong Kong Stock Connect programs (“Stock Connect”). Stock Connect is a mutual stock market access program designed to, among other things, enable foreign investments in China.

The Fund may invest in participatory notes (“P-Notes”).

The Fund has flexibility in the relative weighting of each asset class and expects to vary the percentages of assets invested in each asset class from time to time. JNAM’s allocations to the underlying Sub-Advisers will be a function of a variety of factors including each underlying strategy’s expected returns, volatility, correlation, and contribution to the Fund’s overall risk profile.

Four unaffiliated investment managers (“Sub-Advisers”) generally provide day to day management for a portion of the Fund’s assets (each portion is sometimes referred to as a “sleeve”). Each Sub-Adviser may use different investment strategies in managing Fund assets, acts independently from the others, and uses its own methodology for selecting investments. Jackson National Asset Management, LLC (“JNAM” or “Adviser”) is responsible for identifying and retaining the Sub-Advisers for the selected strategies and for monitoring the services provided by the Sub-Advisers. JNAM provides qualitative and quantitative supervision as part of its process for selecting and monitoring the Sub-Advisers. JNAM is also responsible for selecting the Fund’s investment strategies and for determining the amount of Fund assets to allocate to each Sub-Adviser. Based on JNAM’s ongoing evaluation of the Sub-Advisers, JNAM may adjust allocations among Sub-Advisers.

JNAM also may choose to allocate the Fund’s assets to additional Sub-Advisers or to replace/remove Sub-Advisers in the future. There is no assurance that any or all of the strategies discussed in this prospectus will be used by JNAM or the Sub-Advisers.

JNAM may also manage Fund assets directly to seek to enhance returns, or to hedge and to manage the Fund’s cash and short-term instruments.

Below are the principal investment strategies for each Sub-Adviser's strategy, but the Sub-Advisers may also implement other investment strategies in keeping with their respective strategy's objective.

GQG Strategy

GQG Partners LLC (“GQG”) constructs the GQG Strategy by investing in equity securities of emerging market companies. The equity securities in which the GQG Strategy invests are primarily publicly traded common stocks but may also include warrants and preferred stocks. Equity securities also include depositary receipts (including unsponsored depositary receipts and American, European, and Global Depositary Receipts ( “ADRs,” “EDRs” and “GDRs,” respectively)), which are certificates typically issued by a bank or trust company that represent ownership interests in securities of non-U.S. companies, and P-Notes, which are

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derivative instruments designed to replicate equity exposure in certain foreign markets where direct investment is either impossible or difficult due to local investment restrictions. The GQG Strategy may invest in initial public offerings (“IPOs”) and securities of companies with any market capitalization. Certain instruments in which the GQG Strategy invests may be illiquid or thinly traded securities. The GQG Strategy may invest in exchange traded funds (“ETFs”), including commodity ETFs that provide exposure to or invest in gold.

Lazard Strategy

Lazard Asset Management LLC (“Lazard”) constructs the Lazard Strategy by investing primarily in equity securities, principally common stocks, of emerging markets companies. Using a quantitative process, the Lazard Strategy selects investments from a broad investment universe of emerging market stocks and depositary receipts, including ADRs, EDRs, GDRs, real estate investment trusts (“REITs”), warrants and rights. The Lazard Strategy may invest across the market capitalization spectrum. The Lazard Strategy may invest in ETFs, generally those that pursue a passive index-based strategy.

T. Rowe Price Strategy

T. Rowe Price Associates, Inc. and T. Rowe Price Hong Kong Limited (collectively, "T. Rowe Price") constructs the T. Rowe Price Strategy by investing in stocks issued by companies in emerging markets. T. Rowe Price may invest in companies of any size but generally seeks stocks of mid or larger companies that T. Rowe Price believes are undervalued.

WCM Strategy

WCM Investment Management, LLC (“WCM”) constructs the WCM Strategy by investing in equity securities of non-U.S. domiciled companies or depositary receipts of non-U.S. domiciled companies located in emerging market countries. WCM’s investments in equity securities may include common stocks, common stock that is offered in IPOs, and depositary receipts. The WCM Strategy’s investments in depositary receipts may include ADRs, EDRs, GRDs, and Canadian Depositary Receipts ( “CDRs”). ADRs are receipts that represent interests in foreign securities held on deposit by U.S. banks. CDRs, EDRs and GDRs have the same qualities as ADRs, except that they may be traded in several international trading markets.

III.	Investment Sub-Advisory Agreement with Lazard Asset Management LLC

Lazard is the Sub-Adviser to the Lazard Strategy of the Fund pursuant to the Lazard Amendment, effective June 8, 2026. KAR was Sub-Adviser to the KAR Strategy of the Fund, pursuant to an Amended and Restated Sub-Advisory Agreement between JNAM and KAR, effective August 30, 2024, which was most recently approved by the Board at a meeting held on August 27-28, 2025.

At the May 2026 Board Meeting, the Board, including a majority of the Independent Trustees, approved the replacement of KAR with Lazard as Sub-Adviser to the KAR Strategy of the Fund, the termination of KAR as Sub-Adviser to the KAR Strategy, and approved the Lazard Amendment. Pursuant to the Order, shareholder approval was not required for the Lazard Amendment because Lazard is not affiliated with JNAM.

The Lazard Sub-Advisory Agreement provides that it will remain in effect for its initial term, and thereafter only so long as the continuance is approved at least annually by September 30th by the Board or by vote of the holders of a majority of the outstanding voting securities of the Fund and by vote of a majority of the Independent Trustees. The Lazard Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, on sixty days’ written notice by the Board (including the majority of the Independent Trustees), by vote of a majority of the outstanding voting securities of the Fund, or Lazard. The Lazard Sub-Advisory Agreement also terminates automatically in the event of its assignment.

The Lazard Sub-Advisory Agreement generally provides that Lazard, its officers, members, employees, or agents will not be subject to any liability to JNAM or the Trust for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of Lazard’s duties, except for a loss resulting from willful misconduct, bad faith, reckless disregard, or gross negligence in the performance of its duties or obligations under the Lazard Sub-Advisory Agreement, or any untrue statement of a material fact, or omission, in materials pertaining to the Fund.

The management fees to be paid by the Fund did not increase as a result of the Sub-Adviser Change. The Fund currently pays JNAM an advisory fee equal to a percentage of its average daily net assets based on the following schedule:

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JNL Multi-Manager Emerging Markets Equity Fund
Advisory Fee Rates Before and After the Sub-Adviser Change
Net Assets	Rate
$0 to $250 million	0.800%
$250 million to $3 billion	0.750%
$3 billion to $5 billion	0.740%
Over $5 billion	0.730%

The following table sets forth the aggregate amount of management fees paid by the Fund to the Adviser for the year ended December 31, 2025. The pro forma aggregate amount of management fees paid to the Adviser would have been the same had the Sub-Adviser Change occurred during the applicable period.

Fund Name	Actual Fees	Percentage of the Fund’s Net Assets
JNL Multi-Manager Emerging Markets Equity Fund	$9,332,483	0.76%

JNAM is responsible for paying all Sub-Advisers out of its own resources. Under the Lazard Amendment, the sub-advisory fee to be paid by the Adviser to Lazard for managing the Lazard Strategy is different than the sub-advisory fee that was paid to KAR for managing the KAR Strategy. KAR was paid a sub-advisory fee equal to a percentage of the KAR Strategy of the Fund’s average daily net assets based on the below schedule:

JNL Multi-Manager Emerging Markets Equity Fund*
Sub-Advisory Rate Before the Sub-Adviser Change
Net Assets	Annual Rate
$0 to $150 million	0.650%
Amounts over $150 million	0.600%

* For the portion of average daily net assets managed by KAR.

Under the Lazard Amendment, Lazard will be paid a sub-advisory fee equal to a percentage of the Lazard Strategy of the Fund’s average daily net assets based on the below schedule:

JNL Multi-Manager Emerging Markets Equity Fund*
Sub-Advisory Rate After the Change in Sub-Adviser
Net Assets	Annual Rate
$0 to $50 million	0.50%
$50 million to $150 million	0.45%
Over $150 million	0.40%

* For the portion of average daily net assets managed by Lazard.

For the year ended December 31, 2025, JNAM paid KAR $1,562,376 (0.63% of net assets) in sub-advisory fees for its services to the KAR Strategy of the Fund. The pro forma sub-advisory fees would have been lower than the fees paid to KAR, assuming the Lazard Amendment was in place for the applicable period.

IV.        Description of Lazard Asset Management LLC

Lazard is a New York limited liability company located at 30 Rockefeller Plaza, New York, New York 10112. Lazard and its affiliates provide investment management services to client discretionary accounts of both individuals and institutions.

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Executive/Principal Officers and Directors of Lazard located at 30 Rockefeller Plaza, New York, New York 10112:

Names	Title
Mark R. Anderson	General Counsel
Robert M. Massaroni	Chief Financial Officer
Tracy Farr	Director
Kyle C. DiGangi	Chief Compliance Officer and Counsel
Peter R. Orszag	Director
Christopher Hogbin	Chief Executive Officer, Director
Rosalie F. Berman	Chief Operating Officer

Lazard is an indirect, wholly owned subsidiary of Lazard, Inc., a Delaware corporation with shares that are publicly traded on the New York Stock Exchange under the symbol “LAZ.”

The following table lists the person(s) that directly, indirectly, and beneficially, own 25% or more of the outstanding voting securities of Lazard as of April 30, 2026.

Name	Address	Entity in which Interest is Owned	Basis of Control
Lazard Freres & Co LLC	30 Rockefeller Plaza, New York, New York 10112	Lazard Asset Management LLC	Parent (100%)
Lazard Group LLC	30 Rockefeller Plaza, New York, New York 10112	Lazard Freres & Co LLC	Sole Member (100%)
LLTD Corp II	30 Rockefeller Plaza, New York, New York 10112	Lazard Group LLC	Managing Member (75%)
LLTD 2 S.A.R.L.	30 Rockefeller Plaza, New York, New York 10112	Lazard Group LLC	Managing Member (25%)
LLTD Corp I	30 Rockefeller Plaza, New York, New York 10112	LLTD Corp II	Shareholder (100%)
Lazard Holdings LLC	30 Rockefeller Plaza, New York, New York 10112	LLTD 2 S.A.R.L.	Shareholder (100%)
Lazard Inc.	30 Rockefeller Plaza, New York, New York 10112	LLTD Corp I	Shareholder (100%)
Lazard Inc.	30 Rockefeller Plaza, New York, New York 10112	Lazard Holdings LLC	Shareholder (100%)

As the Sub-Adviser to the Lazard Strategy of the Fund, Lazard provides the Lazard Strategy of the Fund with investment research, advice and supervision, and manages the Lazard Strategy’s portfolio consistent with the Fund’s investment objective and policies, including the purchase, retention, and disposition of securities, as set forth in the Fund’s current Prospectus. The principal risks of investing in the Fund are also listed in the Fund’s Prospectus under the heading “Principal Risks of Investing in the Fund.”

As of June 8, 2026, no Trustees or officers of the Trust were officers, employees, directors, general partners, or shareholders of Lazard, and no Trustees or officers of the Trust owned securities or had any other material direct or indirect interest in Lazard or any other entity controlling, controlled by or under common control with Lazard. In addition, no Trustee has had any material interest, direct or indirect, in any material transactions since January 1, 2025, the beginning of the Trust’s most recently completed fiscal year, or in any material proposed transactions, to which Lazard, any parent or subsidiary of Lazard, or any subsidiary of the parent of such entities was or is to be a party.

JNL Multi-Manager Emerging Markets Equity Fund (Lazard Strategy)

The portfolio managers responsible for management of the Lazard Strategy are Paul Moghtader, Taras Ivanenko, Peter Kashanek, Alex Lai, and Kurt Livermore.

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Paul Moghtader

Paul Moghtader, CFA, Managing Director of Lazard, is a portfolio manager and analyst on various of Lazard’s Equity Advantage teams.

Taras Ivanenko

Taras Ivanenko, CFA, Director of Lazard, is a portfolio manager and analyst on various of Lazard’s Equity Advantage teams.

Peter Kashanek

Peter Kashanek, Director of Lazard, is a portfolio manager and analyst on various of Lazard’s Equity Advantage teams.

Alex Lai

Alex Lai, CFA, Director of Lazard, is a portfolio manager and analyst on various of Lazard’s Equity Advantage teams.

Kurt Livermore

Kurt Livermore, CFA, Director of Lazard, is a portfolio manager and analyst on various of Lazard’s Equity Advantage teams.

There were no changes to the portfolio managers of the existing strategies managed by the other Sub-Advisers of the Fund as a result of Sub-Adviser Change.

V.	Other Investment Companies Advised by Lazard Asset Management LLC

The following table sets forth the size and rate of compensation for other funds advised by Lazard having similar investment objectives and policies as those of the Fund.

Similar Mandate	Assets Under Management as of April 30, 2026 (in millions)	Rate of Compensation
Comparable Account 1	$859.6	All Assets – 0.75%

VI.	Evaluation by the Board of Trustees

The Board oversees the management of the Fund and, as required by law, determines annually whether to approve the Fund’s sub-advisory agreements. At the May 2026 Board Meeting, the Board, including a majority of the Independent Trustees, considered information relating to the Sub-Adviser Change and the Lazard Amendment.

In advance of the meeting, independent legal counsel for the Independent Trustees requested that certain information be provided to the Board relating to the Lazard Amendment. The Board received, and had the opportunity to review, this and other materials, ask questions, and request further information in connection with its consideration of the Lazard Amendment. With respect to the approval of the Lazard Amendment, the Board noted that the Lazard Sub-Advisory Agreement was with a Sub-Adviser that already provides services to existing funds in the Trust. Thus, the Board also considered relevant information provided at previous Board meetings. At the conclusion of the Board’s discussions, the Board approved the Amendment.

In reviewing the Lazard Amendment and considering the information, the Board was advised by independent legal counsel. The Board considered the factors it deemed relevant and the information provided by JNAM and Lazard, including: (1) the nature, quality, and extent of the services to be provided, (2) the investment performance of the Fund, (3) cost of services of the Fund, (4) profitability data, (5) whether economies of scale may be realized and shared, in some measure,

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with investors as the Fund grows, and (6) other benefits that may accrue to Lazard through its relationship with the Trust. In its deliberations, the Board, in exercising its business judgment, did not identify any single factor that alone was responsible for the Board’s decision to approve the Lazard Amendment. Certain of the factors considered in the Board's deliberations are described below, although individual Trustees may have evaluated the information presented differently from one another, attributing different weights to various factors.

Before approving the Lazard Amendment, the Independent Trustees met in executive session with their independent legal counsel to consider the materials provided by JNAM and Lazard and to consider the terms of the Lazard Amendment. Based on its evaluation of those materials and the information the Board received throughout the year at its regular meetings, the Board, including the interested and Independent Trustees, concluded that the Lazard Amendment is in the best interests of the shareholders of the Fund. In reaching its conclusions, the Board considered numerous factors, including the following:

Nature, Quality, and Extent of Services

The Board examined the nature, quality, and extent of the services provided and to be provided by Lazard. The Board considered the investment sub-advisory services to be provided by Lazard. The Board noted JNAM’s evaluation of Lazard, as well as JNAM’s recommendation, based on its review of Lazard, in connection with its approval of the Amendment.

The Board reviewed the qualifications, backgrounds and responsibilities of Lazard’s portfolio managers who would be responsible for the day-to-day management of the Lazard Strategy of the Fund. The Board reviewed information pertaining to Lazard’s organizational structure, senior management, financial condition, investment operations, and other relevant information pertaining to Lazard. The Board considered compliance reports about Lazard from the Trust’s Chief Compliance Officer.

Based on the foregoing, the Board concluded that the Fund is likely to benefit from the nature, extent, and quality of the services provided and to be provided by Lazard under the Lazard Amendment.

Investment Performance of the Fund

The Board reviewed the performance of Lazard’s proposed investment mandate with similar investment strategies to that of the portion or sleeve of the Fund that Lazard is expected to manage, the Fund’s benchmark index and the Fund’s peer group returns. The Board concluded that it would be in the best interests of the Fund and its shareholders to approve the Lazard Amendment.

Costs of Services

The Board reviewed the fees to be paid by JNAM to Lazard. The Board noted that the Fund’s sub-advisory fees would be paid by JNAM (not the Fund) and, therefore, would be neither a direct shareholder expense nor a direct influence on the Fund’s total expense ratio.

The Board considered that Lazard’s proposed sub-advisory fee is lower than KAR’s current sub-advisory fee and the peer group average. The Board noted that the Fund’s advisory fee and total expense ratio are lower than their respective peer group averages. The Board also noted that in conjunction with Lazard’s replacement of KAR, JNAM implemented a voluntary advisory fee waiver effective June 8, 2026, lowering the Fund’s advisory fee and total expense ratio further. The Board concluded that the fees are in the best interests of the Fund and its shareholders in light of the services to be provided.

Profitability

The Board considered information concerning the costs to be incurred and profits expected to be realized by JNAM and Lazard. The Board also considered JNAM’s voluntary fee waiver for the Fund. The Board determined that profits expected to be realized by JNAM and Lazard were not unreasonable.

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Economies of Scale

The Board considered whether the Fund’s proposed fees reflect the potential for economies of scale for the benefit of Fund shareholders. Based on information provided by JNAM and Lazard, the Board noted that the Fund’s advisory and sub-advisory fee arrangements contain breakpoints that decrease the fee rates as assets increase. The Board also considered that the sub-advisory fee is and will be paid by JNAM (not the Fund). The Board concluded that the Fund’s fee schedules in some measure share economies of scale with shareholders.

Other Benefits to Lazard

In evaluating the benefits that may accrue to Lazard through its relationship with the Fund, the Board noted that Lazard may from time to time pay for portions of meetings organized by the Fund’s distributor to educate wholesalers about the Fund. The Board considered JNAM’s assertion that those meetings do not yield a profit to the Fund’s distributor, that Lazard is not required to participate in the meetings, and that recommendations to hire or fire Lazard are not influenced by Lazard’s willingness to participate in the meetings.

In evaluating the benefits that may accrue to Lazard through its relationship with the Fund, the Board noted that Lazard may receive indirect benefits in the form of soft dollar arrangements for portfolio securities trades placed with the Fund’s assets and may also develop additional investment advisory business with JNAM, the Trust or other clients of Lazard as a result of its relationship with the Fund.

In light of all the facts noted above, the Board concluded that it would be in the best interests of the Fund and its shareholders to approve the Amendment.

VII.       Additional Information

Ownership of the Fund

As of June 8, 2026, there were issued and outstanding the following number of shares for the Fund:

Fund	Shares Outstanding
JNL Multi-Manager Emerging Market Equity Fund (Class A)	54,484,622.179
JNL Multi-Manager Emerging Market Equity Fund (Class I)	69,920,384.276

As of June 8, 2026, the officers and Trustees of the Trust, as a group, owned less than 1% of the outstanding shares of the Fund.

Because the shares of the Fund are sold only to Jackson National, Jackson National Life Insurance Company of New York (“Jackson National NY”), certain affiliated funds organized as funds-of-funds, and certain non-qualified retirement plans, Jackson National and Jackson National NY, through their separate accounts, which hold shares of the Fund as funding vehicles for Variable Contracts, are the owners of record of substantially all of the shares of the Fund.

As of June 8, 2026, the following persons beneficially owned more than 5% of the shares of the Fund:

JNL Multi-Manager Emerging Markets Equity Fund – Class I Shares
Contract Owner’s Name	Address	Percentage of Shares Owned
JNL Growth Allocation Fund	1 Corporate Way Lansing, Michigan 48951	20.75%
JNL Moderate Growth Allocation Fund	1 Corporate Way Lansing, Michigan 48951	16.74%
JNL/JPMorgan Managed Growth Fund	1 Corporate Way Lansing, Michigan 48951	15.69%
JNL Aggressive Growth Allocation Fund	1 Corporate Way Lansing, Michigan 48951	12.88%
JNL/JPMorgan Managed Moderate Growth Fund	1 Corporate Way Lansing, Michigan 48951	9.92%

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JNL Multi-Manager Emerging Markets Equity Fund – Class I Shares
Contract Owner’s Name	Address	Percentage of Shares Owned

JNL/JPMorgan Managed Aggressive Growth Fund	1 Corporate Way Lansing, Michigan 48951	9.03%
JNL Moderate Allocation Fund	1 Corporate Way Lansing, Michigan 48951	6.96%

Persons who own Variable Contracts may be deemed to have an indirect beneficial interest in the Fund’s shares owned by the relevant separate accounts. As noted above, Variable Contract owners have the right to give instructions to the insurance company shareholders as to how to vote the Fund’s shares attributable to their Variable Contracts. To the knowledge of management of the Trust, as of June 8, 2026, no person(s) have been deemed to have an indirect beneficial interest totaling more than 25% of the voting securities of the Fund.

Brokerage Commissions and Fund Transactions

During the fiscal year ended December 31, 2025, the Fund paid no commissions to an affiliated broker.

During the fiscal year ended December 31, 2025, the Fund paid $1,841,504 in administration fees and $1,732,067 in 12b-1 fees to the Adviser and/or its affiliated persons. These services have continued to be provided since the Amendment was approved.

VIII.       Other Matters

The Trust will furnish, without charge, a copy of the Trust’s annual report for the fiscal year ended December 31, 2025, or a copy of the Trust’s prospectus and statement of additional information to any shareholder upon request. To obtain a copy, please call 1-800-644-4565 (Jackson National Service Center) or 1-800-599-5651 (Jackson National NY Service Center), write to the JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or visit www.jackson.com.

JNAM, located at 1 Corporate Way, Lansing, Michigan 48951, serves as the investment adviser to the Trust and provides the Fund with professional investment supervision and management. JNAM is registered with the SEC under the 1940 Act, as amended. JNAM is an indirect, wholly owned subsidiary of Jackson, a leading provider of retirement products for industry professionals and their clients. Jackson and its affiliates offer variable, fixed and fixed index annuities designed for tax-efficient growth and distribution of retirement income for retail customers, as well as products for institutional investors. Jackson is also the ultimate parent of PPM America, Inc. JNAM also serves as the Trust’s administrator. JNLD, an affiliate of the Trust and the Adviser, is principal underwriter for the Trust and an indirect, wholly owned subsidiary of Jackson National. JNLD is located at 300 Innovation Drive, Franklin, Tennessee 37067.

The Trust is not required to hold annual meetings of shareholders, and, therefore, it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust at a reasonable time before the Trust’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

The cost of the preparation, printing, and distribution of this Information Statement will be paid by JNAM.

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